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                                                                    EXHIBIT 23.4

                        CONSENT OF TIMOTHY J. BARBERICH

     I hereby consent to (i) become a director of Circe Biomedical, Inc., effective upon the consummation of the contemplated initial public offering of its Class A Common Stock, and (ii) the references to me included in or made a part of the Registration Statement on Form S-1 of Circe Biomedical, Inc. and any amendments thereto, including but not limited to the references under the captions "Management" and "Principal Stockholders."

                                            /s/ Timothy J. Barberich

                                            ------------------------------------
                                            Timothy J. Barberich

Lexington, Massachusetts
June 20, 1997